Exhibit 21

        SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                    (As of December 31, 1994)

                                                 State or
                                                 country of
     Name                                        organization
     ----                                        ------------

Alcoa Alumina & Chemicals, L.L.C.*                 Delaware
   Alcoa ACC Industrial Chemicals Ltd.             India
   Alcoa Kasei Limited                             Japan
   Alcoa Minerals of Jamaica, Inc., L.L.C.         Delaware
   Alcoa Steamship Company, Inc.                   New York
   Halco (Mining) Inc.                             Delaware
      Compagnie des Bauxites de Guinee             Delaware
   Lib-Ore Steamship Company, Inc.                 Liberia
   Moralco Limited                                 Japan
   Suriname Aluminum Company, L.L.C.               Delaware
Alcoa Brazil Holdings Company                      Delaware
   Alcoa Aluminio S.A.                             Brazil
Alcoa Composites, Inc.**                           Delaware
Alcoa Generating Corporation                       Indiana
Alcoa International Holdings Company               Delaware
   Alcoa Inter-America, Inc.                       Delaware
   Alcoa International Finance Company             Delaware
   Alcoa Japan Limited                             Japan
   Alcoa-Kofem Kft.                                Hungary
   Alcoa Nederland Holding B.V.                    Netherlands
      Alcoa International, S.A.                    Switzerland
      Alcoa Nederland B.V.                         Netherlands
      Norsk Alcoa A/S                              Norway
   Alcoa of Australia Limited                      Australia
      A.F.P. Pty. Limited                          Australia
          Hedges Gold Pty. Ltd.                    Australia
      Alcoa of Australia (Asia) Limited            Hong Kong
   Alcoa Russia, Inc.                              Delaware
   Asian-American Packaging Systems Co., Ltd.      China
   Kobe Alcoa Transportation Products, Ltd.        Japan
   Unified Accord SDN. BHD.                        Malaysia
Alcoa Laudel, Inc.                                 Delaware
Alcoa Manufacturing (G.B.) Limited                 England

*      Registered to do business in California, Florida, Georgia,
   Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa Industrial Chemicals.

**     Registered to do business in Utah under the names of Fiber
   Technology and Fibertek and in California under the names of CSD, Alcoa Composites and Composite Structures Division.


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Alcoa Properties, Inc.                             Delaware
   Alcoa South Carolina, Inc.                      Delaware
   Jonathan's Landing, Inc.                        Delaware
Alcoa Recycling Company, Inc.                      Delaware
Alcoa Securities Corporation                       Delaware
   Alcoa Brite Products, Inc.                      Delaware
   Alcoa Electronic Packaging, Inc.                Delaware
   Alcoa Fujikura Ltd.                             Delaware
      Stribel GmbH                                 Germany
      Michels GmbH                                 Germany
   Alcoa Kobe Transportation Products, Inc.        Delaware
   Alcoa Nederland Finance B.V.                    Netherlands
   Alcoa Automotive Structures GmbH                Germany
   Alcoa Chemie GmbH                               Germany
      Alcoa Deutschland GmbH                       Germany
      Alcoa VAW Hannover Presswerk GmbH & Co. KG   Germany
      Alcoa Chemie Nederland B.V.                  Netherlands
      Alcoa Moerdijk B.V.                          Netherlands
   Alcoa Packaging Machinery, Inc.                 Delaware
   Alutodo, S.A. de C.V.                           Mexico
      H-C Industries de Mexico, S.A. de C.V.       Mexico
   ASC Alumina, Inc.                               Delaware
   B & C Research, Inc.                            Ohio
   Forges de Bologne S.A.                          France
   Halethorpe Extrusions, Inc.                     Delaware
   Northwest Alloys, Inc.                          Delaware
   Pimalco, Inc.                                   Arizona
   Three Rivers Insurance Company                  Vermont
   Tifton Aluminum Company, Inc.                   Delaware
Capsulas Metalicas, S.A.                           Spain
Gulf Closures W.L.L.                               Bahrain
H-C Industries, Inc.                               Delaware
Shibazaki Seisakusho Limited                       Japan
The Stolle Corporation***                          Ohio
Tapoco, Inc.                                       Tennessee
Yadkin, Inc.                                       North Carolina

The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.

***   Registered to do business in Nevada under the name of Alcoa
   Building Products, Inc. Also registered to do business in California under the name of Stolle-Norcold Company.

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